Exhibit 23.3

                      CONSENT OF SUNTRUST ROBINSON HUMPHREY

We hereby consent to the inclusion of our opinion letter, dated May 20, 2004, to the Board of Directors of Florida Banks, Inc. (the "Company") as an Appendix to the Proxy Statement/Prospectus relating to the proposed merger of the Company with The South Financial Group, Inc. ("TSFG") contained in Pre-Effective Amendment No. 1 TSFG's Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/SunTrust Robinson Humphrey

May 20, 2004